Exhibit 99.1

FLOTEK ANNOUNCES LEADERSHIP CHANGES

HOUSTON, December 27, 2018 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) announces changes among its executive leadership team.

Flotek is pleased to announce Elizabeth T. Wilkinson has been appointed as Chief Financial Officer (CFO) of Flotek Industries, effective December 28, 2018. In this role, she will serve as the senior executive responsible for the Company’s financial strategy, planning and reporting, as well as investor relations, treasury and corporate development functions. She will be based in Houston, reporting directly to Flotek’s Chief Executive Officer, President & Chairman of the Board, John W. Chisholm.

Wilkinson, a certified public accountant, brings more than 30 years of experience to Flotek. She joins the Company from RGP, a publicly traded, global consulting firm, where she served as managing consultant, leading financial advisory projects for Fortune 100, Fortune 500 and private-equity-controlled clients. In this capacity, she served as interim CFO, interim treasurer and in key financial reporting roles leading companies through significant accounting and finance transitions. Her depth of experience includes technical accounting and controllership, tax planning and compliance, treasury, capital market transactions, enterprise risk management, M&A, investor relations, strategy development, and managing banking and rating agency relationships.

“Elizabeth is a strong and experienced executive who has served in diverse leadership roles for E&P, energy service, and midstream organizations, ranging from CFO to controller to vice president-investor relations and treasurer,” said Chisholm. “We welcome the tremendous strengths she brings to help deliver value to all of our stakeholders by expanding our market penetration through differentiated chemistry technology, strengthening our balance sheet and managing general and administrative costs to deliver positive operating cash flow.”

Prior to her role at RGP, Wilkinson was CFO of Xtreme Drilling and Coil Services where she raised capital, managed debt and liquidity, and directed all accounting, financial reporting and investor relations functions. Additionally, she has served in financial and treasury leadership roles at Kerr-McGee Corporation, Eagle Rock Energy Partners, LP and GlobalSantaFe Corporation.

“I’m truly honored to join the Flotek team. One of the most exciting aspects about the Company is its maturity as a business, which is underpinned by its strong, proven technology. I look forward to collaborating with the team on developing and executing the Company’s strategy and rationalizing cost structure to deliver value to shareholders,” said Wilkinson.

Matt Marietta, Executive Vice President of Finance & Corporate Development, will leave Flotek on December 31, 2018. Marietta joined the Company in 2017.

Additionally, H. Richard Walton, will no longer serve as Chief Accounting Officer, effective December 31, 2018; however, he will continue with the company as a consultant to facilitate the leadership transition, as needed. Walton joined the Company in 2013.

“Rich and Matt have made a significant impact on the organization Flotek is today. I thank them both for their leadership and many contributions,” said Chisholm.

He continued, “As we focus on our strategy and execution as a leading chemistry technology company, we enter 2019 with a streamlined executive team aligned to lead Flotek into the future to maximize the Company’s full potential for all stakeholders.”

Sally Cheadle, certified public accountant, will continue to serve as Vice President and Corporate Controller where she has direct responsibility for the Company’s financial reporting, tax compliance and internal controls. Cheadle joined Flotek in 2017, following a nearly 25-year career at Baker Hughes, where she was a senior accounting and controls executive.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

IR Inquiries, contact:

Elizabeth T. Wilkinson

Flotek Industries

E: ewilkinson@flotekind.com

P: (713) 726-5376

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